UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

AIRCASTLE LIMITED
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

, 2009

Dear Fellow Shareholders:

On behalf of your Board of Directors, I am pleased to invite you to attend the 2009 Annual General Meeting of Shareholders of Aircastle Limited. This meeting will be held on     , 2009, at 10:00AM Eastern Daylight Time, at the Hilton Hotel, located at First Stamford Place, Stamford, CT.

We are pleased this year to take advantage of the recent Securities and Exchange Commission (’SEC”) rule allowing companies to furnish proxy materials to their shareholders electronically. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual general meeting. In accordance with the recent SEC rule, on          , 2009, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access electronically our proxy statement and annual report and how to vote. Shareholders who did not receive this Notice will receive the annual meeting materials by mail, including our proxy statement, proxy card and annual report.

Our proxy statement contains detailed information about the business to be conducted at the annual general meeting. To assure that your shares are represented at the annual general meeting, we urge you to exercise your vote by Internet, telephone or mail by following the instructions included on page 2 of the proxy statement and in the Notice or proxy card that you received. If you are able to attend the annual general meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the annual general meeting.

If you plan to attend the annual general meeting, please follow the instructions on page 3 of the proxy statement to obtain an admission ticket.

Sincerely,

Wesley R. Edens
Chairman of the Board

Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

Notice of the 2009 Annual General Meeting of Shareholders

To Our Shareholders:

Aircastle Limited will hold its 2009 Annual General Meeting of Shareholders (the “Annual Meeting”) at the Hilton Hotel, located at First Stamford Place, Stamford, CT on          , 2009 at 10:00AM Eastern Daylight Time. The matters to be considered and acted upon at the Annual Meeting, which are described in detail in the accompanying materials, are:

1.	the election of two Class III directors to serve until the 2012 annual general meeting of Aircastle Limited or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.	the reduction of our share premium account by transferring US$1 billion to our contributed surplus account;

3.	the appointment of Ernst & Young LLP as independent registered public accounting firm for Aircastle Limited for fiscal year 2009 and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees; and

4.	any other business properly presented at the Annual Meeting.

Your Board of Directors recommends that you vote in favor of the proposals set forth in the accompanying proxy statement.

We will also present at the Annual Meeting the consolidated financial statements and independent registered public accounting firm’s report for the fiscal year ended December 31, 2008, copies of which can be found in our 2008 Annual Report that accompanies this Notice or which was previously circulated to shareholders.

Shareholders of record at the close of business on           , 2009 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our common shares. A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office located at c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, for the 10 days before the Annual Meeting between 9:00 AM and 5:00 PM, local time, and at the place of the Annual Meeting during the Annual Meeting for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

David R. Walton
Chief Operating Officer,
General Counsel and Secretary

Stamford, CT
          , 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on     , 2009.

The proxy statement and annual report are available at www.aircastle.com/investors.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED THEREWITH.

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Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

          , 2009

PROXY STATEMENT

For the 2009 Annual General Meeting of Shareholders To Be Held On
          , 2009

GENERAL INFORMATION ABOUT THE MEETING

Date, Time and Place of Annual General Meeting.  The Board of Directors (the “Board”) of Aircastle Limited, an exempted Bermuda company (the “Company” or “Aircastle”), is soliciting proxies to be voted at the 2009 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00AM Eastern Daylight Time, on     , 2009, at the Hilton Hotel, located at First Stamford Place, Stamford, CT for the purposes set forth in the accompanying Notice of 2009 Annual Meeting of Shareholders, and at any adjournment or postponement of the Annual Meeting. We are sending this proxy statement in connection with the proxy solicitation.

On or about          , 2009, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access the proxy statement and our annual report for the year ended December 31, 2008 (the “2008 Annual Report’) and how to vote. By furnishing this Notice, we are lowering the costs and reducing the environmental impact of our Annual General Meeting. Shareholders who did not receive this Notice will continue to receive paper copies of our proxy statement, proxy card and 2008 Annual Report, which we began mailing on or about          , 2009.

Matters to be Considered at the Annual Meeting.  At the Annual Meeting, shareholders will vote upon the following matters:

1.	the election of two Class III directors to serve until the 2012 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.	the reduction of our share premium account by transferring US$1 billion to our contributed surplus account;

3.	the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009 and to authorize the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees; and

4.	any other business properly presented at the Annual Meeting.

Quorum and Voting Requirements.  Our Board has fixed the close of business on          , 2009 as the record date (the “Record Date”) for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. The presence of two or more persons at the start of the Annual Meeting and representing in person, or by proxy entitling the holder to vote at the Annual Meeting, in excess of 50% of all votes attaching to all shares of the Company in issue, shall form a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

For the election of nominees to our Board, the reduction of our share premium account, the appointment of Ernst & Young LLP, and the approval of any other business properly presented at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the matter, provided that a quorum is present. A shareholder voting for the election of directors may withhold authority to vote for all or certain nominees. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter.

We will not count shares that abstain from voting on a particular matter or broker, bank or other nominee (“broker”) non-votes as votes in favor of such matter. With respect to the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of vote. With respect to the appointment of Ernst & Young LLP, abstentions from voting and broker non-votes will be disregarded and will have no effect on the outcome of the vote. With respect to the reduction of our share premium account, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. If a shareholder holds shares through a broker, generally the broker may vote the shares it holds in accordance with instructions received. If a shareholder does not give instructions to a broker, the broker can vote the shares it holds with respect to “discretionary” or routine proposals under the rules of the New York Stock Exchange (“NYSE”). A broker cannot vote shares with respect to non-discretionary proposals for which a shareholder has not given instruction. All three proposals to be voted on at the Annual Meeting are considered “discretionary” proposals and therefore may be voted upon by your broker even if you do not instruct your broker.

As of the Record Date, there were           common shares of the Company, par value US$0.01 per share (“Common Shares”), outstanding and entitled to vote. Each Common Share entitles the holder to one vote on each matter presented at the Annual Meeting.

Voting.  You may submit your proxy with voting instructions by any one of the following means:

•	By Internet or Telephone

To submit your proxy by internet, go to www.proxyvote.com. You will need the 12 digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

To submit your proxy by telephone, registered shareholders should dial 1-800-579-1639 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on , 2009. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you submit your proxy by telephone or on the Internet, you do not have to return your proxy card or voting instruction form or Notice of Internet Availability of Proxy Materials.

•	By Mail

If you are a holder of record and received your Annual Meeting materials by mail, you can vote by signing, dating and completing the proxy card included therewith and returning it by mail in the enclosed self addressed envelope. If you received a Notice of Internet Availability of Proxy Materials and wish to vote by traditional proxy card, you may receive a full set of the annual meeting materials at no charge through one of the following methods:

•	By internet at: www.proxyvote.com;

•	By telephone at: 1-800-579-1639

•	By email at sendmaterial@proxyvote.com.

Once you receive the Annual Meeting materials, please sign, date and complete the proxy card included therewith and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

•	In Person, at the Annual Meeting

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Proxies, if received in time for voting, properly executed and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the Common Shares represented by the proxy will be voted as follows:

•	FOR the election of the director nominees named herein;

•	FOR the reduction of our share premium account by transferring US$1 billion to our contributed surplus account;

•	FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009 and to authorize the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees; and

•	in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.

Revocability of Proxy.  Any shareholder returning a proxy may revoke it at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board’s recommendations as described above.

Persons Making the Solicitation.  This proxy statement is sent on behalf of, and the proxies are being solicited by the Board. We will bear all costs of this solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail and personal interviews. We will request brokers, custodians and other fiduciaries to forward proxy soliciting materials to the beneficial owners of Common Shares they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

Recommendations of the Board of Directors.  The Board recommends a vote:

•	FOR the election of the director nominees named herein;

•	FOR the reduction of our share premium account by transferring US$1 billion to our contributed surplus account;

•	FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009 and to authorize the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Attendance at the Meeting.  If you plan to attend the meeting, you may request an admission ticket in advance. Tickets will be issued to registered and beneficial owners. You may request tickets by:

•	sending an e-mail to the Investor Relations department at ir@aircastle.com providing the name under which you hold shares of record or the evidence of your beneficial ownership of shares described below;

•	sending a fax to (203) 504-1021 providing the name under which you hold shares of record or the evidence of your beneficial ownership of shares described below; or

•	Checking the “Annual Meeting” box on the proxy card, if you are a holder who received your annual meeting materials by mail.

Please note that a beneficial owner holding his or her shares in “street name” who plans to attend the Annual Meeting must also send a written request with proof of ownership (such as a bank or brokerage firm account statement) to the Company’s transfer agent, American Stock Transfer & Trust Company 59 Maiden Lane, New York, NY 10038. Admittance to the Annual Meeting will be based upon availability of seating.

Shareholders who do not present admission tickets at the Annual Meeting will be admitted upon verification of ownership at the admissions desk.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The first proposal is to elect two Class III directors to serve until the 2012 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.

Our Bye-laws provide that our Board may determine the number of directors constituting the Board. The number of directors is currently fixed at seven. The Board is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2010, 2011 and 2009, respectively.

The Board unanimously proposes the following two nominees for election as Class III directors at the Annual Meeting. If elected at the Annual Meeting, the directors will hold office from election until the 2012 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws. If any of the nominees becomes unavailable or unwilling to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board may recommend.

Set forth below is certain biographical information regarding our directors, including the director nominees, as of March 16, 2009. See “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement for a description of securities beneficially owned by our directors, including the director nominees, as of March 16, 2009.

Unless otherwise instructed, we will vote all proxies we receive FOR Messrs. Edens and Ueberroth.

Nominees

Set forth below is information regarding the nominees for election:

Name	Age	Position

Wesley R. Edens	47	Chairman of the Board and Class III Director
Peter V. Ueberroth	71	Class III Director

Wesley R. Edens is the Chairman of the board of directors and the Chief Executive Officer of Fortress Investment Group LLC (“Fortress”). Mr. Edens has been a principal and the Chairman of the Management Committee of FIG LLC (“FIG”) since co-founding FIG in May 1998. Mr. Edens is responsible for the Fortress private equity and publicly traded alternative investment businesses. He is also the Chairman of the board of directors of each of Aircastle Limited, Brookdale Senior Living Inc., Eurocastle Investment Limited, GateHouse Media, Inc., Mapeley Limited and Newcastle Investment Corp. and a director of GAGFAH S.A. Mr. Edens served as the Chief Executive Officer of Newcastle Investment Corp. since inception until February 2007. Mr. Edens was the Chief Executive Officer of Global Signal Inc. from February 2004 to April 2006 and the Chairman of the board of directors from October 2002 to January 2007. Mr. Edens serves in various capacities in the following five registered investment companies: Chairman, Chief Executive Officer and Trustee of Fortress Registered Investment Trust and Fortress Investment

Trust II; Chairman and Chief Executive Officer of Fortress Brookdale Investment Fund LLC and Fortress Pinnacle Investment Fund LLC and Chief Executive Officer of RIC Coinvestment Fund LP. Prior to forming Fortress, Mr. Edens was a partner and a managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and a managing director of Lehman Brothers. Mr. Edens received a B.S. in Finance from Oregon State University.

Peter V. Ueberroth was elected to AYR’s Board on August 2, 2006. Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company, and has held this position since 1989. He is the non-executive co-chairman of Pebble Beach Company and a director of the Coca-Cola Company.

If any of these nominees for director becomes unavailable, the persons named in the enclosed proxy intend to vote for any alternate designated by the Board.

The Board recommends a vote FOR the above-named nominees to serve as our directors until the 2012 Annual General Meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.

Continuing Directors

Name	Age	Position

Joseph P. Adams, Jr.	51	Deputy Chairman of the Board and Class II Director
Ronald W. Allen	67	Class I Director
Douglas A. Hacker	53	Class I Director
John Z. Kukral	48	Class II Director
Ronald L. Merriman	64	Class II Director

Joseph P. Adams, Jr. was appointed to our Board in October 2004 and became Deputy Chairman of our Board in May 2006. He is a Managing Director at Fortress; co-head of the U.S. acquisitions activity within the Private Equity Group and Deputy Chairman of Aircastle Limited and Seacastle Inc. Previously, Mr. Adams was a partner at Brera Capital Partners and at Donaldson, Lufkin & Jenrette where he was in the transportation industry group. In 2002, Mr. Adams served as the first Executive Director of the Air Transportation Stabilization Board. Mr. Adams received a BS in Engineering from the University of Cincinnati and an MBA from Harvard Business School.

Ronald W. Allen was appointed to our Board on August 2, 2006. Mr. Allen was a consultant to and Advisory Director of Delta Air Lines, Inc., from July 1997 through July 2005. Mr. Allen continues to serve as an Advisory Director. He retired as Delta’s Chairman of the Board, President and Chief Executive Officer in July 1997, and had been its Chairman of the Board and Chief Executive Officer since 1987. Mr. Allen is also a Director of the Coca-Cola Company, Aaron Rents, Inc., Interstate Hotels and Resorts and Guided Therapeutics.

Douglas A. Hacker was appointed to our Board on August 2, 2006. Mr. Hacker is currently an independent business executive and formerly served from December 2002 to May 2006 as Executive Vice President, Strategy for UAL Corporation, an airline holding company, Prior to this position, Mr. Hacker served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002, and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. Mr. Hacker also serves as a director or trustee of a series of open-end and closed-end investment companies that are part of the Columbia family of mutual funds and as a director of Nash Finch Company.

John Z. Kukral was appointed to our Board on August 2, 2006. Mr. Kukral is President of Northwood Investors, a real estate investment company. Mr. Kukral started his career at JMB Realty Corporation in 1982 and was most recently (1994 to 2005) with Blackstone Real Estate Advisors where he served as President and CEO from 2002 until his departure in 2005. Mr. Kukral is a Director of HFF, Inc., a Trustee of

the Urban Land Institute, a Governor of the Urban Land Foundation, a Trustee of the National Jewish Hospital in Denver, Colorado and past Chairman of the Savoy Group.

Ronald L. Merriman was appointed to our Board on August 2, 2006. Mr. Merriman is Managing Director of Merriman Partners, a management consulting firm. He served as Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003. From 1999 to 2000, Mr. Merriman served as Executive Vice President of Carlson Wagonlit Travel, a global travel management firm. Mr. Merriman also served as Executive Vice President of Ambassadors International, a publicly-traded travel services business, from 1997 to 1999. From 1967 to 1997, Mr. Merriman was employed by KPMG, a global accounting and consulting firm, where he ultimately served as a Vice Chair and member of the Executive Management Committee. He is also a director of three other public companies; Realty Income Corporation, Haemonetics Corporation, and Pentair, Inc.

Legal Proceedings Involving Directors, Officers or Affiliates.  There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence.  In March 2009, our Board determined the independence of each member of the Board in accordance with the NYSE corporate governance rules and applicable rules of the United States Securities and Exchange Commission (the “SEC”). Each director affirmatively determined by the Board to have met the standards set forth in Section 303A.02 (b) of the NYSE listing standards is referred to herein as an “Independent Director”. The Board has determined that the following members of the Board are Independent Directors: Ronald W. Allen, Douglas A. Hacker, John Z. Kukral and Ronald L. Merriman. In making this determination, our Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

The NYSE rules require that the Board consist of a majority of “independent directors” and that the nominating/corporate governance committee, the compensation committee and the audit committee of the Board consist entirely of “independent directors.” Under NYSE listing standards, whether a director is an “independent director” is a subjective determination to be made by the Board, and a director of Aircastle only qualifies as “independent” if the Board affirmatively determines that the director has no material relationship with Aircastle (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aircastle). While the test for independence is a subjective one, the NYSE rules also contain objective criteria that preclude directors from being considered independent in certain situations.

Specifically, persons meeting the following objective criteria are deemed to be not independent:

•	A director who is an employee, or whose immediate family member is an executive officer, of Aircastle (including any consolidated subsidiary), may not be considered independent until three years after the end of such employment relationship;

•	A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than US$120,000 in direct compensation from Aircastle (including any consolidated subsidiary), other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	A director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Aircastle; (ii) is a current employee of such a firm; (iii) a director whose immediate family member is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Aircastle’s audit within that time;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Aircastle’s present executives serve on that Company’s compensation committee may not be considered independent until three years after the end of such service or the employment relationship; and

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that makes payments to, or receives payments from, Aircastle for property or services in an amount which, in any single fiscal year, exceeds the greater of US$1 million or 2% of such other company’s consolidated gross revenues may not be considered an independent director until three years after falling below such threshold.

Ownership of a significant amount of Common Shares, by itself, does not constitute a material relationship.

The Board has not established additional guidelines to assist it in determining whether a director has a material relationship with Aircastle under NYSE rules, but instead evaluates each director or nominee for director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board, when assessing the materiality of a director’s relationship with Aircastle, also considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

CORPORATE GOVERNANCE

The role of our Board is to ensure that Aircastle is managed for the long-term benefit of our shareholders. To fulfill this role, the Board has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards, including those provided by the SEC and the NYSE. In addition, the Board is informed regarding Aircastle’s activities and periodically reviews, and advises management with respect to, Aircastle’s annual operating plans and strategic initiatives.

We review our corporate governance policies and practices on an ongoing basis and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the new listing standards of the NYSE.

Corporate Governance Guidelines.  Our Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at http://www.aircastle.com under “Investors – Corporate Governance” and are available in print to any shareholder of the Company upon request.

Code of Business Conduct and Ethics.  To help ensure that Aircastle abides by applicable corporate governance standards, our Board has adopted a Code of Business Conduct and Ethics, which is posted on our website at http://www.aircastle.com under “Investors – Corporate Governance,” and a Code of Ethics for Chief Executive and Senior Financial Officers, which is available in print to any shareholder of the Company upon request. The Company intends to post on its website any material amendments to its ethics codes and the description of any waiver from a provision of the ethics codes granted by the Board to any director or executive officer of the Company within four business days after such amendment or waiver.

Communications with the Board of Directors.  Shareholders and other interested parties who wish to communicate directly with any of the Company’s directors, including the Presiding Director as defined below or the non-management directors as a group, may do so by writing to the Board, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902 Attention: General Counsel. All communications will be received, sorted and summarized by the General Counsel, as agent for the relevant directors. Communications relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other communications will be referred to such other director as may be appropriate. Communications may be submitted anonymously or confidentially.

Meetings of the Board of Directors.  Regular attendance at Board Meetings is required of each director. During 2008, Aircastle’s Board held 10 meetings. Each incumbent director attended 75% or more of the aggregate of all meetings of the Board and committees on which the director served during 2008. The Board’s meetings include, whenever appropriate, executive sessions in which only Independent Directors are present. Any Independent Director can request that an executive session be scheduled. Ronald W. Allen was elected by the Independent Directors, in executive session, to serve as presiding director (the “Presiding Director”) at all executive session meetings of the Independent Directors.

Aircastle does not require directors to attend the annual general meetings, although they are invited to attend. Four directors attended our 2008 annual general meeting.

Committees of the Board of Directors.  The Board has three standing Committees: Audit, Compensation and Nominating and Corporate Governance. The table below indicates the members of each committee. All members of each committee are Independent Directors.

Nominating and
Name	Audit	Compensation	Corporate Governance

Joseph P. Adams, Jr.
Ronald W. Allen	X	X	Chair
Wesley R. Edens
Douglas A. Hacker*	X	X
John Z. Kukral		Chair	X
Ronald L. Merriman*	Chair		X
Peter V. Ueberroth

*	Messrs. Hacker and Merriman serve as financial experts on our Audit Committee.

The Audit Committee.  The Audit Committee acts under a written charter that has been approved by the Board and complies with the NYSE corporate governance rules and applicable SEC rules and regulations. A copy of the charter is posted on the Company’s website at http://www.aircastle.com under “Investors – Corporate Governance” and is available in print to any shareholder of the Company upon request. All three members of the Audit Committee are Independent Directors. The Board has determined that each member of the Audit Committee is “financially literate” as defined by NYSE rules, and that Messrs. Hacker and Merriman are qualified to serve as the Audit Committee’s “financial experts” as defined by SEC regulations. Each of Mr. Hacker and Mr. Merriman are Independent Directors. A brief description of each of Mr. Merriman and Mr. Hacker’s work experience is included on page 5 . The Board also determined that although Mr. Merriman currently sits on the audit committees of more than three public companies, these relationships would not impair his ability to serve effectively on the Company’s Audit Committee. Members of the Audit Committee, other than the Chair of the Audit Committee, do not receive any compensation from the Company other than their compensation as a director as described under Directors’ Compensation in this proxy statement.

Our Audit Committee’s functions include:

•	reviewing the audit plans and findings of the independent certified public accountants and our internal audit and risk review staff, and the results of regulatory examinations and monitoring management’s corrective action plans where necessary;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent certified public accountants;

•	reviewing our accounting and internal controls policies and procedures, compliance programs and significant tax and legal matters;

•	making recommendations to our shareholders regarding the annual appointment by our shareholders of the independent certified public accountants (which constitutes the auditor for purposes of Bermuda law) and evaluating their independence and performance, as well as setting clear hiring policies for employees or former employees of our independent certified public accounting firm; and

•	reviewing our risk guidelines and policies by which we assess and manage exposure to risk.

During the fiscal year ended December 31, 2008, the Audit Committee held nine meetings. Audit Committee meetings include, where appropriate, executive sessions in which the Audit Committee meets only with Committee members present or separately with the Company’s independent registered public accountants or with the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel. The report of the Audit Committee is included on page 26.

The Compensation Committee.  The Compensation Committee acts under a written charter that has been approved by the Board and complies with the NYSE corporate governance rules. A copy of the charter is posted on the Company’s website at http://www.aircastle.com under “Investors-Corporate Governance” and is available in print to any shareholder of the Company upon request. All three members of the Compensation Committee are Independent Directors.

Our Compensation Committee’s functions include:

•	reviewing the salaries, benefits and share-based grants for executive officers;

•	reviewing corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining the Chief Executive Officer’s compensation based on that evaluation; and

•	acting as administrator of the Amended and Restated 2005 Aircastle Limited Equity Incentive Plan.

The Compensation Committee held six meetings during the fiscal year ended December 31, 2008. Compensation Committee meetings include, where appropriate, executive sessions in which the Compensation Committee meets only with Committee members present or separately with the Deputy Chairman of the Board and/or with the Company’s Chief Executive Officer. The report of the Compensation Committee is included on page 25.

The Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee acts under a written charter that has been approved by the Board and complies with NYSE corporate governance rules. A copy of the charter is posted on the company’s website at http://www.aircastle.com under “Investors-Corporate Governance” and is available in print to any shareholder of the Company upon request. All three members of the Nominating and Corporate Governance Committee are Independent Directors. The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended December 31, 2008.

Our Nominating and Corporate Governance Committee functions include:

•	reviewing the performance of the board of directors and incumbent directors and makes recommendations to our board of directors regarding the selection of candidates, qualification and competency requirements for service on the board of directors and the suitability of proposed nominees;

•	advising the board of directors with respect to the corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the board of directors and the Company’s management.

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board in making its decisions as to prospective candidates to the Board. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of the Company’s business, and educational and professional background. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying director candidates.

All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates for director must possess the level of education, experience, sophistication and expertise required to perform the duties of a member of a board of directors of a public company of the Company’s size and scope. At a minimum, the committee will consider (i) whether the recommended candidate is subject to a disqualifying factor as described Section 303A.02(b) of the NYSE listing standards; (ii) the number of other boards and committees on which the individual serves; (iii) the extent of the individual’s experience in business, trade, finance or management; (iv) the extent of the individual’s knowledge of regional, national and international business affairs; (v) whether the individual possesses the overall judgment to advise and direct the Company in meeting its responsibilities to shareholders, customers, employees and the public; (vi) whether the individual provides the appropriate experience and expertise in light of the prevailing business conditions and the composition of the Board; and (vii) any other factors, including those set forth in the Corporate Governance Guidelines, relating to the ability and willingness of the individual to serve.

While the Corporate Governance Guidelines provide that the committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board candidates, the Nominating and Corporate Governance Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our Bye-laws which permit shareholders to submit recommendations for Board candidates. The Board believes that it is appropriate for Aircastle not to have a specific policy since shareholders are always free to submit recommendations for Board candidates, simply by following the procedures set forth in our Bye-laws, as described below.

Shareholders wishing to recommend a director candidate to the Chairman of the Nominating and Corporate Governance Committee for its consideration should write to the Secretary, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. Recommendations must be received no less than 90 days nor more than 120 days before the anniversary of the prior year’s annual general meeting of shareholders to be considered for inclusion in the proxy statement for the 2010 Annual General Meeting of Shareholders. All recommendations meeting the minimum requirements set forth in the Corporate Governance Guidelines will be referred to the Chairperson of the Nominating and Corporate Governance Committee. Such letters of recommendation must include the address and number of shares owned by the nominating shareholder, the recommended individual’s name and address, and a description of the recommended individual’s background and qualifications. A signed statement from the recommended individual must accompany the letter of recommendation indicating that he or she consents to being considered as a candidate and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director of the Company. In addition, the notice must also include any other information relating to the shareholder or to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

In addition, our Bye-laws allow shareholders to propose or nominate a candidate for election as a director. Such proposal or nomination must be made in accordance with the procedures and time-limits set out in the Bye-laws of the Company.

A person must own Common Shares on the date that he or she sends the notice to Aircastle under the procedures above for the nomination to be valid under our Bye-laws. Provided that the required biographical and background material described above is provided for candidates properly recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board. If the Chairman of the Board determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

DIRECTOR COMPENSATION

Each of Messrs. Allen, Hacker, Kukral, Merriman and Ueberroth received an annual fee of US$30,000 in 2008. In addition in 2008, an annual fee of US$5,000 was paid to the chairs of each of the Audit, Compensation and Nominating and Corporate Governance Committees.

Fees to independent directors may be paid by issuance of Common Shares, based on the value of such common shares at the date of issuance, rather than in cash, provided that any such issuance does not prevent such director from being determined to be an Independent Director and such shares are granted pursuant to a shareholder-approved plan or the issuance is otherwise exempt from any applicable stock exchange listing requirement. Affiliated directors, however, will not be separately compensated by us. All members of the Board will be reimbursed for reasonable costs and expenses incurred in attending meetings of the Board or otherwise incurred in connection with carrying out their duties as directors.

Except as otherwise provided by the plan administrator of the Amended and Restated Aircastle Limited 2005 Equity Incentive Plan (the “Plan”), on the first business day after each annual general meeting of the Company during the term of the Plan, each of our independent directors who is serving following such annual general meeting will automatically be granted under the Plan a number of our Common Shares having a fair market value of US$15,000 as of the date of grant; however, those of our directors who were granted the restricted Common Shares described below in connection with our initial public offering will not be eligible to receive these automatic annual grants.

Messrs. Ueberroth, Allen, Hacker, Kukral and Merriman each received a restricted share grant of 13,043 shares under the Plan on August 8, 2006, in connection with our initial public offering. One-third (1/3) of each director’s restricted shares vested on each of December 31, 2007 and December 31, 2008. The remaining restricted shares will vest in on the last day of our fiscal year 2009, provided the director is still serving as of the applicable date.

The table below sets forth certain information concerning the compensation earned in 2008 by our directors.

DIRECTOR COMPENSATION

	Fees Earned or				All Other
	Paid in Cash		Stock Awards		Compensation	Total
Name	(US$)		(US$)*		(US$)	(US$)

Wesley R. Edens	—		—		—	—
Joseph P. Adams, Jr.	—		—		—	—
Ronald W. Allen	35,000	(1)	87,802	(2)	18,912(3)	141,714
Douglas A. Hacker	30,000		87,802	(2)	18,912(3)	136,714
John Z. Kukral	35,000	(1)	87,802	(2)	18,912(3)	141,714
Ronald L. Merriman	35,000	(1)	87,802	(2)	17,794(3)	140,596
Peter V. Ueberroth	30,000		87,802	(2)	17,794(3)	135,596

In February 2009, the Board approved an increase in the annual fees paid to Messrs. Allen, Hacker, Kukral, Merriman and Ueberroth, to US$60,000 and Audit, Compensation and Nominating and Corporate

Governance Committee service fees to US$10,000 for members and US$15,000 for chairs. These fee increases were adopted to reflect the additional commitments required of directors and to bring our directors cash compensation more in line with other similar companies. Each of such five directors was also granted 25,000 supplemental restricted common shares, vesting on January 1, 2010, having aggregate value for each as of the grant date equal to approximately US$70,200.

*	For a summary of the assumptions made in the valuation of the restricted share awards please see footnote 9 to our audited financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K for the year ended December 31, 2008.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Forms 4 and 5. Such officers, directors and greater-than-ten percent shareholders are also required by the SEC to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to all of its reporting persons were complied with during the fiscal year ended December 31, 2008.

Security Ownership of Certain Beneficial Owners and Management.  The following table sets forth, as of March 16, 2009, the total number of Common Shares beneficially owned, and the percent so owned, by (i) each person known by us to be the beneficial owner of more than five percent of our Common Shares, (ii) each of our directors and named executive officers and (iii) all directors and executive officers as a group. The percentage of beneficial ownership of our Common Shares is based on 79,234,861 Common Shares outstanding as of that date.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)(2)	Percent(3)

Executive Officers and Directors(4)
Wesley R. Edens(5)	30,560,877	38.6%
Ron Wainshal	448,775	*
Michael Inglese	257,090	*
David Walton	200,427	*
Michael Platt	133,924	*
Joseph Schreiner	94,320	*
Joseph P. Adams, Jr.	17,500	*
Ronald W. Allen	51,643	*
Douglas A. Hacker	60,043	*
John Z. Kukral	128,943	*
Ronald L. Merriman	39,561	*
Peter V. Ueberroth	236,552	*
All directors and executive officers as a group (15 persons)	32,336,420	40.8%
5% Shareholders
Fortress Investment Group LLC(6)	29,560,877	37.31%
Oppenheimer Funds, Inc(7)	14,379,964	18.29%
Prudential Financial Inc.(8)	4,085,536	5.20%
Jennison Associates LLC(9)	4,079,040	5.19%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	Consists of Common Shares held, including restricted shares, shares underlying share options exercisable within 60 days and shares underlying warrants exercisable within 60 days.

(3)	Percentage amount assumes the exercise by such persons of all options and warrants exercisable within 60 days to acquire common shares and no exercise of options or warrants by any other person.

(4)	The address of each officer or director listed in the table below is: c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

(5)	By virtue of his voting interests in Fortress, Wesley R. Edens, our Chairman of the Board, may be deemed to beneficially own the shares shown in this table as beneficially owned by Fortress. In addition, DBO AYR SP LLC (“DBO AYR”) owns 5.4% of DBO AC LLC. DBSO PSP LLC (“DBSO PSP”) owns 84.83% of DBO AYR. Mr. Edens is a member of DBSO PSP and may be deemed to beneficially own a portion of the Common Shares described in Footnote 6 below held by DBO AC LLC in his personal capacity and not by virtue of beneficial ownership by Fortress or its affiliates. Mr. Edens disclaims beneficial ownership of all of the shares described in this footnote except to the extent of his pecuniary interest therein and the inclusion of such shares in this table shall not be deemed to be an admission of beneficial ownership of any of such shares for purposes of Section 16 of the Exchange Act or otherwise.

(6)	Includes 7,329,161 shares held by Fortress Investment Fund III LP, 6,266,558 shares held by Fortress Investment Fund III (Fund B) LP, 1,310,392 shares held by Fortress Investment Fund III (Fund C) LP, 3,007,625 shares held by Fortress Investment Fund III (Fund D) L.P., 211,265 shares held by Fortress Investment Fund III (Fund E) L.P., 616,255 shares held by Fortress Investment Fund III (Coinvestment Fund A) LP, 1,210,715 shares held by Fortress Investment Fund III (Coinvestment Fund B) LP, 311,825 shares held by Fortress Investment Fund III (Coinvestment Fund C) LP, 1,486,206 shares held by Fortress Investment Fund III (Coinvestment Fund D) L.P., 2,718,750 shares held by DBD AC LLC, 906,250 shares held by DBO AC LLC, 3,625,000 shares held by Drawbridge Global Macro Master Fund Ltd, 50,875 shares held by Fortress Partners Offshore Securities LLC, 235,000 shares held by Fortress Partners Securities LLC, 247,500 shares held by Drawbridge DSO Securities LLC and 27,500 shares held by Drawbridge OSO Securities LLC. Fortress Fund III GP LLC (“FF III GP LLC”) is the general partner, and FIG LLC is the investment advisor, of each of Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) L.P., Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, and Fortress Investment Fund III (Coinvestment Fund D) L.P. The sole managing member of FF III GP LLC is Fortress Investment Fund GP (Holdings) LLC. The sole managing member of Fortress Investment Fund GP (Holdings) LLC is Fortress Operating Entity II LP (“FOE II”). Fortress Operating Entity I LP (“FOE I”) is the sole managing member of FIG LLC. FIG Corp. is the general partner of each of FOE I and FOE II, and FIG Corp. is wholly-owned by Fortress. DBD AC LLC and Drawbridge DSO Securities LLC are each wholly-owned by Drawbridge Special Opportunities Fund LP. Drawbridge Special Opportunities GP LLC is the general partner of Drawbridge Special Opportunities Fund LP. Fortress Principal Investment Holdings IV LLC (“FPIH IV”) is the sole managing member of Drawbridge Special Opportunities GP LLC. Drawbridge Special Opportunities Advisors LLC (“DSOA”) is the investment advisor of Drawbridge Special Opportunities Fund LP. FIG LLC is the sole managing member of DSOA, and FOE I is the sole managing member of FIG LLC and FPIH IV. FIG Corp. is the general partner of FOE I, and FIG Corp. is wholly-owned by Fortress. Drawbridge Special Opportunities Fund Ltd. owns approximately 94.6% of DBO AC LLC and 100% of Drawbridge OSO Securities LLC. DSOA is the investment advisor of Drawbridge Special Opportunities Fund Ltd. FIG LLC is the sole managing member of DSOA, and FOE I is the sole managing member of FIG LLC. FIG

Corp. is the general partner of FOE I, and FIG Corp. is wholly-owned by Fortress. Drawbridge Global Macro Master Fund Ltd is wholly owned by Drawbridge Global Macro Fund LP (“Global Macro LP”), DBGM Onshore LP, Drawbridge Global Macro Intermediate Fund L.P. (“Global Macro Intermediate”), DBGM Offshore Ltd, Drawbridge Global Alpha Intermediate Fund L.P. (“Alpha Intermediate”) and DBGM Alpha V Ltd. DBGM Onshore GP LLC is the general partner of DBGM Onshore LP, and DBGM Onshore GP LLC owns all of the management shares of DBGM Offshore Ltd and DBGM Alpha V Ltd. Drawbridge Global Macro GP LLC (“Global Macro GP”) is the general partner of Global Macro LP. Drawbridge Global Macro Fund Ltd (“Global Macro Ltd”) is the sole limited partner of Global Macro Intermediate. Drawbridge Global Alpha Fund V Ltd (“Alpha Fund V”) is the sole limited partner of Alpha Intermediate. DBGM Associates LLC is the general partner of each of Global Macro Intermediate and Alpha Intermediate. Principal Holdings I LP is the sole managing member of DBGM Associates LLC. FIG Asset Co. LLC is the general partner of Principal Holdings I LP. Drawbridge Global Macro Advisors LLC (“Global Macro Advisors”) is the investment advisor of each of Global Macro LP, Global Macro Intermediate, Global Macro Ltd, Alpha Intermediate, Alpha Fund V, DBGM Onshore LP, DBGM Offshore Ltd, DBGM Alpha V Ltd and Drawbridge Global Macro Master Fund Ltd. FIG LLC is the sole managing member of Global Macro Advisors. FOE I is the sole managing member of FIG LLC. FOE II is the sole managing member of each of Global Macro GP and DBGM Onshore GP LLC. FIG Corp. is the general partner of FOE I and FOE II. FIG Corp. and FIG Asset Co. LLC are wholly owned by Fortress. Fortress Partners Master Fund L.P. is the sole managing member of Fortress Partners Offshore Securities LLC. Fortress Partners Offshore Master GP LLC (“FPOM”) is the general partner of Fortress Partners Master Fund L.P. FOE II is the sole managing member of FPOM. FIG Corp. is the general partner of FOE II. FIG Corp. is a wholly-owned subsidiary of Fortress. Fortress Partners Fund LP is the sole managing member of Fortress Partners Securities LLC. Fortress Partners GP LLC is the general partner of Fortress Partners Fund LP. FPIH IV is the sole managing member of Fortress Partners GP LLC. Fortress Partners Advisors LLC (“FPA”) is the investment advisor of Fortress Partners Fund LP. FIG LLC is the sole managing member of FPA. FOE I is the sole managing member of FIG LLC and FPIH IV. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly-owned subsidiary of Fortress. The address of Fortress is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The address of the other entities listed above is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(7)	Information regarding Oppenheimer Funds, Inc. (“Oppenheimer”) is based solely upon a Schedule 13G filed by Oppenheimer with the SEC on January 23, 2009, which indicates that Oppenheimer held shared voting power and shared dispositive power over 14,379,946 shares. The address of Oppenheimer is Two World Financial Center, 225 Liberty Street, New York, NY 10281.

(8)	Information regarding Prudential Financial, Inc. (“Prudential”) is based solely upon a Schedule 13G filed by Prudential with the SEC on February 6, 2009, which indicates that Prudential held sole voting power over 378,207 shares; shared voting power over 3,272,729 shares; sole dispositive power over 378,207 shares and shared dispositive power over 3,707,329 shares. The address for Prudential is 751 Broad Street, Newark, NJ 07102.

(9)	Information regarding Jennison Associates LLC (“Jennison”) is based solely upon a Schedule 13G filed by Jennison with the SEC on February 13, 2009, which indicates that Jennison held sole voting power over 3,770,140 shares; shared voting power over 0 shares; sole dispositive power over 0 shares and shared dispositive power over 4,079,040 shares. The address for Jennison is 466 Lexington Avenue, New York, NY 10017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our primary executive compensation goals are to attract, motivate and retain the most talented and dedicated executives and to align annual and long-term executive incentives with enhancing shareholder value. To achieve these goals we implement and maintain compensation plans that are intended to:

•	Motivate executive officers by providing the large majority of their overall compensation through incentives tied to their overall performance and success relative to goals set for such executive officers.

•	Align senior management’s incentives with those of shareholders by delivering a substantial portion of their compensation in the form of restricted stock grants.

•	Balance short-term and long-term goals by having stock grants vest over a period of time.

The Compensation Committee evaluates individual executive performance with a goal of setting overall compensation at levels that the Compensation Committee believes are appropriate in view of our performance, including capital raising, liquidity management and asset management in a very challenging environment,, and in view of the individual performance of the executive. In addition, the Compensation Committee believes that the mix and level of compensation for an executive should reflect the importance of the executive to the Company’s success, the responsibilities of the executive within the Company, competition for the executive’s talent and relative levels of compensation for other executives at the Company.

The Compensation Committee retained the firm of Towers Perrin to advise the Compensation Committee in connection with its incentive compensation decisions in 2008. Representatives of Towers Perrin attended two Compensation Committee meetings and provided objective third-party advice, compensation market perspectives and expertise on proposed executive compensation levels. Towers Perrin provided its counsel and advice to the Compensation Committee as an independent consultant. It did not provide other services to management or to the Company. At the direction of the Compensation Committee, representatives of Towers Perrin reviewed and commented on materials prepared by management and advised the Compensation Committee on matters included in the materials. The Compensation Committee determined that in light of the significant decline in the market price of the Company’s Common Shares and the ongoing market disruption and changes to the overall business environment, third-party advice and insight would be particularly useful for determining the overall approach to its incentive compensation decisions for 2008, including the mix of cash and restricted Common Share grants and the sizing of restricted Common Share grants. The Compensation Committee has not determined whether to retain a consultant for executive compensation decisions for 2009.

Elements of Compensation

Our executive compensation consists of the following six elements:

•	a base salary;

•	discretionary cash bonus and restricted share bonus grants;

•	periodic restricted share grants as part of our longer-term;

•	dividends; and

•	other compensation.

These elements, in combination, are intended to promote the goals described above. Base salary provides a minimum level of compensation that assists in our efforts to attract and retain talented executives. Discretionary cash bonuses and restricted share bonus grants reflect our performance and reward achievement of executive performance objectives. Restricted share bonus grants, periodic restricted share grants and dividends align executive compensation with enhancing shareholder value. For senior executives, including our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers during 2008 (our “named executive officers”), we believe that restricted share grants should comprise a higher percentage of total compensation than for less senior executives, because these elements of compensation are more closely related to the objective of enhancing shareholder value and the performance of the named executive officers can most directly bring about that enhancement. Severance benefits are typically negotiated with an executive as part of the process of recruiting that executive and are often an important part of the package offered to an executive to attract him or her to join Aircastle.

In making individual compensation decision, the Compensation Committee considers the total compensation awarded to the relevant executive, including all elements of compensation and including any applicable terms of an executive’s employment letter. The Compensation Committee determines the compensation of the Chief Executive Officer, and is assisted in this determination by reviewing his performance with other members of the Board, including the Deputy Chairman. In making determinations regarding the compensation for other senior executives, the Compensation Committee considers the recommendations of the Chief Executive Officer and, where appropriate, input from the Deputy Chairman. The Compensation Committee also reviews the annual self-appraisal reports of the senior executives, and the manager performance review reports, that are produced each year as part of our annual employee evaluation process. For the senior executives, these reports include an analysis of the goals set for the preceding year, whether and how those goals were met, whether that executive’s performance met the Company’s ethical standards, and outline the goals for the coming year. The Compensation Committee also meets with certain of the named executive officers to discuss the performance of the senior executives that report to them.

The Chief Executive Officer makes compensation recommendations for senior executive officers other than himself. In making these recommendations, the Chief Executive Officer evaluates the performance of the senior executives, their responsibilities, their compensation relative to other senior executives within the Company and publicly available information regarding the competitive market for talent. Management provides to the Compensation Committee a summary of each senior executive’s compensation at the Company during prior years, to allow the Compensation Committee to compare to prior periods the mix and level of compensation being considered for each senior executive.

Base Salary.  Base salaries are intended to provide fixed compensation to a person that reflects his or her responsibilities, experience, value to the Company and demonstrated performance, and that takes into account, where applicable, the compensation levels from recent prior employment and the current market environment. Base salaries are reviewed annually and are adjusted from time to time in view of individual responsibilities, performance, publicly available market information, perceived competitiveness of the market for the relevant executive and his or her salary history at the Company. The Compensation Committee intends to conduct annual salary reviews in December of each year. None of our named executive officers received a base salary increase for 2009 at the Compensation Committee’s December 2008 salary review, due to the challenging business environment, and none received a base salary increase at the December 2007 salary review.

Discretionary Cash Bonus and Restricted Share Bonus Grants.  The Compensation Committee has the authority to award discretionary annual bonuses to our executive officers in the form of cash and/or restricted share grants or other share-based awards. The annual incentive bonuses are intended to compensate officers for individual performance achievements and for achieving important goals and objectives, including those set out in his or her performance review from the prior year. In addition to individual performance, determination of an officer’s achievements generally takes into account such factors as our overall financial performance, quality and amount of new investments, enhancing our dividend paying capability and improving our operations. Bonus levels vary depending on the individual executive and are not formulaic, but instead are based upon a subjective evaluation of performance and the recommendations of the Chief Executive Officer, except in the case of his own bonus determination. The

Compensation Committee intends to make annual discretionary bonus determinations in December of each year.

In December 2008, the Compensation Committee found the following factors significant in determining the amounts of the discretionary annual bonuses for 2008:

•	In 2008, Mr. Wainshal led the Company through a difficult and volatile business environment, shifting the focus of the company toward refinancing all of its short-term bank debt, removing risk from the Company, enhancing liquidity and managing the Company’s portfolio proactively, including through aircraft sales and early completion of the Company’s lease placement requirements.

•	Mr. Inglese took on a leading role in the Company’s refinancing efforts, raising approximately US$1 billion in long-term financing in a very difficult financial market environment, while also continuing to build upon the Company’s financial reporting and accounting processes and capabilities and enhancing the Company’s business planning and modeling functions.

•	Mr. Platt had overall responsibility for managing the marketing team’s lease placement efforts and for working with Airbus S.A.S. as well as our engine suppliers to make adjustments to the Company’s new A330 aircraft order to reflect changes in market conditions. These marketing efforts led to successful placement of all of the Company’s 2008 lease expirations and a significant majority of the Company’s 2009 lease expirations.

•	Mr. Walton led the Company’s asset management function, including completion of lease extensions or transitions for all of the Company’s 2008 lease expirations and, in addition, repossession and transition to new customers of twelve aircraft. Mr. Walton also oversaw the legal aspects of the Company’s refinancing and placement efforts and was responsible for implementing a variety of key process improvements that have enhanced our asset management capabilities considerably.

•	Mr. Schreiner managed a variety of technical projects in support of the Company’s leasing and financing efforts, including completion of the Company’s freighter conversion program for two 747-400 aircraft, and evaluation and implementation of a freighter conversion program for four 737-400 aircraft, and numerous aircraft transitions to new lease customers. He was also responsible for overseeing the Technical department’s efforts.

Discretionary annual bonuses are paid in a combination of cash and restricted share grants or other share-based awards vesting over a three-year period, in each case in amounts reviewed and approved by the Compensation Committee. The purpose for providing a portion of the bonus in share grants or share-based awards is to align compensation for senior executive officers with the interests of the Company by rewarding creation of shareholder value over time, with realization of this value being subject to continued service. Each of our senior executive officers owns a substantial amount of the Company’s common shares.

Cash bonuses are ordinarily paid in a single installment in January of the year following determination, and bonus restricted share grants or other share-based awards would ordinarily be communicated to the relevant employees as soon as practicable after determination by the Compensation Committee in December or in early January. At its December 19, 2008 meeting, the Compensation Committee determined that, for the senior executives, generally the first US$100,000 of value of the discretionary bonus should consist of cash and approximately 40% of any amounts in excess of the first US$100,000 in value should consist of restricted share grants, with the remainder being paid in cash; however, these grants were not communicated to employees until after January 1, 2009 and therefore the grants were reported in 2009. The Compensation Committee used the same formula for allocating discretionary bonuses between cash and restricted share grants was used for the prior year’s grants, having determined that such allocation remained the optimal division between cash compensation and long-term compensation to attain its compensation objectives. Although the aggregate value of the annual incentive bonus awards was US$874,397 less for 2008 as compared to 2007 or 22% less for 2008 than for 2007 and the aggregate value of restricted share awards decreased US$544,397 for 2008 as compared to 2007 or 28% less for 2008 than for 2007, the total number of restricted shares granted increased by 237,582 or 303% because of the lower average grant date price of US$4.59 in 2009 as compared to the grant date price of US$25.11 in 2007. Bonus restricted share grants determined by the Compensation Committee in December 2006, December 2007 and December 2008 were made under the Amended and Restated Aircastle Limited 2005 Equity Incentive Plan (the “Plan”), and vest in one-third increments on the second, third and fourth January 1 following the date of such determination.

The Compensation Committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code, relating to the US$1 million deduction cap for certain executive compensation. Section 162(m) has been taken into account as one of the factors considered in establishing executive compensation. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote various corporate goals, the Compensation Committee has not at this time adopted a policy that all compensation must be deductible, although most compensation paid to our named executive officers in 2008 should be deductible.

The Compensation Committee has not determined the allocation between cash and restricted share grants for any discretionary bonuses that may be awarded to executive officers for 2009.

Following the enactment of the Emergency Economic Stabilization Act last fall, there has been much public discussion of the need to avoid incentive compensation arrangements which may encourage an executive to take actions which create an “excessive risk” to the employer. Such actions may be taken in an effort to meet designated performance targets in order to receive a higher, formula-determined bonus or award grant. Notwithstanding that Aircastle was profitable during 2008 and did not receive any governmental assistance, the Compensation Committee will include that concern as a factor in its own discussions going forward, but it appears that the current discretionary nature of the Company’s annual bonuses and the special restricted share grants (discussed below), and the flexibility thereby given the Compensation Committee in determining the bonus and grant amounts, minimize the likelihood of any such actions by an executive.

Periodic Restricted Share Grants.  The Compensation Committee has the authority to award restricted share grants or other share-based awards. These awards would be made only to certain executives, reflecting exceptional performance, to provide additional retention benefits and performance incentives through additional restricted share ownership, further aligning compensation for the relevant officers with the interests of the Company by rewarding creation of shareholder value. Periodic restricted share grants typically vest over a longer period of time than bonus grants, with vesting typically being weighted toward the end of the vesting period, to enhance the retention benefits of the grants and to reward the creation of longer-term shareholder value. Periodic restricted share grants determined in December 2006, December 2007 and December 2008 vest over approximately a five-year period, in 10%/15%/25%/25%/25% installments on the second, third, fourth, fifth and sixth January 1 following the date of such determination.

In December 2008, the Compensation Committee determined, in the case of Mr. Wainshal, and concurred with Mr. Wainshal’s conclusions, in the case of the other relevant named executive officers, that periodic restricted share grants were warranted in view of:

•	Mr. Wainshal’s leadership of the Company’s refinancing and portfolio management efforts.

•	Mr. Inglese’s strong performance in connection with the Company’s capital-raising during 2008.

•	Mr. Walton’s leadership of the Company’s proactive asset management.

The Compensation Committee has not determined whether any periodic restricted share grants will be made to executive officers in December 2009.

Periodic restricted share grants, as well as bonus share grants, are typically made by the Compensation Committee on dates the Compensation Committee meets. Compensation Committee meetings are normally scheduled well in advance and, in any case, are not scheduled with reference to announcements of material information regarding the Company.

Dividends.  A component of our executive compensation consists of dividends paid on restricted shares, whether such shares are vested or unvested. Under the Plan, restricted shares pay dividends prior to vesting. Paying dividends on unvested shares aligns the interest of our executives with the interests of our shareholders.

Other Compensation.  We have entered into employment letters and restricted share grant agreements with our executive officers which provide severance benefits to such officers or vest restricted shares in the circumstances described in greater detail below in the section entitled “Potential Payments upon Termination or Change in Control.” Severance and change in control benefits are an essential element of our executive compensation and assist us in recruiting and retaining talented executives in a competitive market and are typically required in order to permit the Company to attract a prospective executive to leave his or her current employment and join the Company. All of our executive officers are also eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of executive officers. Certain of our executive officers were paid relocation bonuses, reimbursed for legal costs associated with negotiating employment letters and/or reimbursed for commuting expenses. We do not view perquisites as a significant element of our comprehensive compensation structure.

Summary of Compensation

The table below sets forth information regarding 2006, 2007 and 2008 compensation for our named executive officers:

				Stock	All Other
	Fiscal	Salary	Bonus	Awards	Compensation		Total
Name and Principal Position	Year	(US$)	(US$)	(US$)*	(US$)(1)		(US$)

Ron Wainshal Principal Executive Officer	2008	325,000	445,000	939,136	363,700		2,072,836
	2007	325,000	490,000	680,488	531,675		2,027,163
	2006	200,000	380,000	565,331	583,282		1,728,613
Michael Inglese(2) Principal Financial Officer	2008	300,000	370,000	1,005,777	215,251		1,891,028
	2007	215,000	450,000	708,415	169,110		1,542,525
Michael Platt(3) Chief Investment Officer	2008	300,000	340,000	698,676	145,921		1,484,597
	2007	265,962	500,000	624,056	194,311		1,584,329
David Walton Chief Operating Officer, General Counsel and Secretary	2008	300,000	400,000	431,995	121,349		1,253,344
	2007	300,000	400,000	371,766	186,924		1,258,690
	2006	200,000	305,000	236,774	163,299		905,073
Joseph Schreiner Executive Vice President, Technical	2008	250,000	190,000	444,534	63,302	(4)	947,836
	2007	250,000	235,000	417,297	274,307		1,176,604
	2006	200,000	180,000	667,068	427,552		1,474,620

(1)	The following reported amounts were dividend payments on unvested restricted Common Shares for each named executive officer: Mr. Wainshal-US$353,915, Mr. Inglese-US$205,512, Mr. Platt-US$136,181, Mr. Walton-US$111,609 and Mr. Schreiner-US$53,625.

(2)	Compensation for Mr. Inglese is provided only for 2007 and 2008 because he was hired and became our Principal Financial Officer in April 2007.

(3)	Compensation for Mr. Platt is provided only for 2007 and 2008 because he was hired and became our Chief Investment Officer in February 2007.

(4)	Commuting expenses and tax gross-up amounts related to reimbursement of commuting expenses reported in prior years for Mr. Schreiner were no longer applicable in 2008.

*	For a summary of the assumptions made in the valuation of the restricted share awards please see footnote 9 to our audited financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K for the year ended December 31, 2008.

The Stock Awards for the named executive officers are valued based on the fair value at grant date and are amortized using the straight line method of accounting for compensation cost on share-based payment awards that contain pro-rata vesting provisions. For Mr. Wainshal, the Stock Award amortization amount of US$939,136 is based on grant date values ranging from US$8.50 per share to US$28.89 per share that vest over a period of 3 to 5 years. For Mr. Inglese, the Stock Award amortization amount of US $1,005,777 is based on grant date values ranging from US$25.11 per share to US$34.70 per share that vest over a period of 3 to 5 years. For Mr. Platt, the Stock Award amortization amount of US$698,676 is based on grant date values ranging from US$25.11 per share to US$33.95 per share that vest over a period of 3 to 5 years. For Mr. Walton, the Stock Award amortization amount of US$431,995 is based on grant date values ranging from US$8.50 per share to US$28.89 per share that vest over a period of 3 to 5 years. For Mr. Schreiner, the Stock Award amortization amount of US$444,534 is based on grant date values ranging from US$22.00 per share to US$28.89 per share that vest over a period of 3 to 5 years.

Grants of Plan-Based Awards

The following table sets forth information regarding restricted share grants to our named executive officers approved in 2008 under the Plan:

GRANTS OF PLAN-BASED AWARDS

		Grant Date	All Stock Awards:(1)
	Date of	for	Number of		Grant Date Fair
	Committee	Accounting	Shares of Stock		Value of Stock
Name	Approval	Purposes	or Units (#)		Awards (US$)

Ron Wainshal	12/19/08	1/15/2009	46,000	(2)	212,980(4)
	12/19/08	1/15/2009	50,000	(3)	231,500(4)
Michael Inglese	12/19/08	1/11/2009	36,000	(2)	159,120(5)
	12/19/08	1/11/2009	50,000	(3)	221,000(5)
Michael Platt	12/19/08	1/10/2009	32,000	(3)	141,440(5)
David Walton	12/19/08	1/11/2009	40,000	(2)	176,800(5)
	12/19/08	1/11/2009	50,000	(3)	221,000(5)
Joseph Schreiner	12/19/08	1/7/2009	12,000	(3)	60,840(6)

(1)	The Compensation Committee approved restricted share grants for our named executive officers on December 19, 2008, but, these grants became effective on the respective dates in January 2009 when they were communicated to such officers. Because these grant determinations were made in 2008 we have included these grants in the above table.

(2)	Bonus restricted shares vest in one-third increments each January 1, commencing with January 1, 2010.

(3)	Restricted shares vest in 10%, 15%, 25%, 25% and 25% increments each January 1, commencing with January 1, 2010.

(4)	Fair value per share at grant date was US$4.63

(5)	Fair value per share at grant date was US$4.42

(6)	Fair value per share at grant date was US$5.07

Restricted Share Provisions

Change in Control.  Subject to applicable law, in the event of a change in control (as defined below), certain other corporate transactions, changes in corporate structure, special dividends and similar corporate events, the plan administrator has discretion to cancel outstanding awards (except fully vested restricted shares, deferred shares and performance shares) in exchange for payment in cash or other property. Unless otherwise determined by the plan administrator and evidenced in an award agreement, if a change in control transaction occurs that includes a continuation, assumption or substitution with respect to share options and other awards under the Plan, and a plan participant’s employment is terminated by the employer other than for cause within the 12 months following the change in control, and, in the case of participants who are entitled to receive severance under an employment agreement upon termination by the participant for good reason (as defined in the participant’s employment agreement), upon such a termination for good reason within the 12 months following a change in control, then the participant’s outstanding and unvested options will become fully vested and exercisable as of the date of such termination and the restrictions will lapse (or performance goals will be deemed to be achieved) with respect to the shares covered by any other award. The term “change in control” generally means: (i) any person or entity (other than (a) an affiliate of Fortress or any managing director, general partner, director, limited partner, officer or employee of any such affiliate of Fortress or (b) any investment fund or other entity managed directly or indirectly by Fortress or any general partner, limited partner, managing member or person occupying a similar role of or with respect to any such fund or entity) becoming the beneficial owner of our securities representing 50% or more of our then outstanding voting power; (ii) a change in the majority of the membership of the board of directors without approval of two-thirds of the directors who constituted the board of directors on January 17, 2006, or whose election was previously so approved; (iii) the consummation of an amalgamation or a merger of Aircastle or any subsidiary of ours with any other corporation, other than an amalgamation or merger immediately following which our board of directors immediately prior to the amalgamation or merger constitute at least a majority of the board of directors of the company surviving or continuing after an amalgamation or merger or, if the surviving company is a subsidiary, the ultimate parent; or (iv) our shareholders approve a plan of complete liquidation or dissolution of Aircastle or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than (a) a sale of such assets to an entity, at least 50% of the voting power of which is held by our shareholders following the transaction in substantially the same proportions as their ownership of Aircastle immediately prior to the transaction or (b) a sale or disposition of such assets immediately following which our board of directors immediately prior to such sale constitute at least a majority of the board of directors of the entity to which the assets are sold or disposed, or, if that entity is a subsidiary, the ultimate parent thereof.

Rights of Participants.  Participants with restricted common shares generally have all of the rights of a shareholder, including the right to vote the shares and the right to receive dividends at the same rate paid to other holders of common shares. Subject to the provisions of the Plan and applicable award agreement, the plan administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including, but not limited to, the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability.

Adjustments.  In the event of a merger, amalgamation, consolidation, reorganization, recapitalization, bonus issue, share dividend or other change in corporate structure affecting the common shares, the plan administrator may, subject to certain limitations, make an equitable substitution or proportionate adjustment in, among other things, the kind, number and purchase price of common shares subject to outstanding awards of restricted shares or other share-based awards granted under the Plan. In addition, the plan administrator, in its discretion, may terminate all awards (other than fully vested restricted shares, deferred shares and performance shares) with the payment of cash or in-kind consideration.

Repurchase of Shares for Withholding Taxes upon Vesting.  The Plan gives the plan administrator the authority to permit a participant to satisfy any federal, state or local withholding taxes due upon vesting of restricted shares by electing to have the Company repurchase a sufficient number of Common Shares, at “Fair Market Value”, as defined in the Plan, on the day of vesting. In February 2008, Mr. Wainshal made such an election of a sufficient number of shares vesting in May 2008 and the plan administrator granted its approval to such elections. Additionally, in November 2008, four named executive officers, Mr. Inglese, Mr. Platt, Mr. Walton and Mr. Schreiner, and one director, Mr. Merriman, made such an election of a sufficient number of shares and the plan administrator granted its approval to such elections.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes the unvested portion of the restricted share grants of our named executive officers under the Plan, as of December 31, 2008, including the restricted share grants approved by the Compensation Committee on December 19, 2008, which became effective in January 2009 when communicated to such officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
	Number of Shares		Market Value of
	or Units of Stock		Shares or Units of
	That Have		Stock That Have Not
	Not Vested		Vested
Name	(#)		(US$)(1)

Ron Wainshal	292,502	(2)	1,398,160
Michael Inglese	221,215	(3)	1,057,408
Michael Platt	125,918	(4)	601,888
David Walton	155,802	(5)	744,734
Joseph Schreiner	40,715	(6)	194,618

(1)	Valued at a Common Share price of US$4.78, the reported closing price for our Common Shares on the NYSE on December 31, 2008, the last trading day of 2008.

(2)	140,000 restricted shares vest in 70,000 and 70,000 increments each May 17, commencing with May 17, 2009. 152,502 restricted shares vest in 10,877, 33,170, 36,029, 37,630, 22,296 and 12,500 increments each January 1, commencing January 1, 2009.

(3)	221,215 restricted shares vest in 21,622, 52,807, 56,679, 61,679, 15,928 and 12,500 increments each January 1, commencing January 1, 2009.

(4)	125,918 restricted shares vest in 16,306, 36,973, 36,973 and 35,666 increments each January 1, commencing January 1, 2009.

(5)	155,802 restricted shares vest in 26,592, 46,592, 27,617, 30,001, 12,500 and 12,500 increments each January 1, commencing January 1, 2009.

(6)	40,715 restricted shares vest in 18,767, 8,600, 7,266 and 6,082 increments each January 1, commencing January 1, 2009.

The following table summarizes the restricted share grants of our named executive officers under the Plan which vested during the year ending December 31, 2008:

STOCK VESTED

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	(US$)

Ron Wainshal	73,553	1,213,550	(1)
Michael Inglese	13,500	355,455	(2)
Michael Platt	10,000	263,300	(2)
David Walton	23,138	609,224	(2)
Joseph Schreiner	17,165	451,954	(2)

(1)	Fair value per share at vesting date of January 1, 2008 was US$26.33 for 3,553 shares and fair value per share at vesting date of May 17, 2008 was US$16.00 for 70,000 shares.

(2)	Fair Value per share at vesting date was US$26.33.

Pension Benefits

None of our named executive officers participates in, or has any accrued benefits under qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if the Compensation Committee determines that doing so is in the Company’s best interests.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. The Compensation Committee may elect to adopt non-qualified defined contribution plans or other nonqualified deferred compensation plans in the future if the Compensation Committee determines that doing so is in the Company’s best interests.

Potential Payments upon Termination or Change in Control

The following table and summary set forth potential amounts payable to our named executive officers upon termination of employment or a change in control. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems such action advisable. The table below reflects amounts payable to our named executive officers assuming termination of employment on December 31, 2008, with equity-based amounts, valued at a common share price of US$4.78, the reported closing price for our Common Shares on the NYSE on December 31, 2008, the last trading day of 2008:

Circumstances of Termination

					Termination
					by us
					without		Termination
			Termination		cause		by
	Voluntary	Termination	by us		following		executive
	resignation	by us for	without		change in		for good		Normal
	by executive	cause	cause		control		reason		retirement	Disability	Death
Name/Benefit	(US$)	(US$)	(US$)		(US$)(1)		(US$)		(US$)	(US$)	(US$)

Ron Wainshal Salary	—	—	162,500		162,500		162,500		—	—	—
Other Lump sum payment	—	—	200,000		200,000		200,000		—	—	—
Vacation	27,083	27,083	27,083		27,083		27,083		27,083	27,083	27,083
Market Value of Accelerated Vesting of Restricted Shares	—	—	386,590		1,398,160		334,600		—	—	—
Michael Inglese Salary	—	—	300,000		300,000		300,000		—	—	—
Other Lump sum payment	—	—	—		—		—		—	—	—
Vacation	25,000	25,000	25,000		25,000		25,000		25,000	25,000	25,000
Market Value of Accelerated Vesting of Restricted Shares	—	—	103,353		1,057,408		96,795		—	—	—
Michael Platt Salary	—	—	—		—		—		—	—	—
Other Lump sum payment	—	—	750,000	(2)	750,000	(2)	750,000	(2)	—	—	—
Vacation	25,000	25,000	25,000		25,000		25,000		25,000	25,000	25,000
Market Value of Accelerated Vesting of Restricted Shares	—	—	77,943		601,888		71,700		—	—	—
David Walton Salary	—	—	300,000		300,000		—		—	—	—
Other Lump sum payment	—	—	—		—		—		—	—	—
Vacation	25,000	25,000	25,000		25,000		25,000		25,000	25,000	25,000
Market Value of Accelerated Vesting of Restricted Shares	—	—	127,110		744,734		—		—	—	—
Joseph Schreiner Salary	—	—	—		—		—		—	—	—
Other Lump sum payment	—	—	—		—		—		—	—	—
Vacation	20,833	20,833	20,833		20,833		20,833		20,833	20,833	20,833
Market Value of Accelerated Vesting of Restricted Shares	—	—	89,706		194,618		—		—	—	—

(1)	Includes restricted share grants the Compensation Committee approved for our named executive officers on December 19, 2008, but these grants became effective on the respective dates in January 2009 when they were communicated to such officers. Because these grant determinations were made in 2008 we have included these grants in the above table.

(2)	Not applicable if termination of employment occurs after January 2009.

Through our subsidiary, Aircastle Advisor LLC, we have letter agreements with our named executive officers which set forth certain terms and conditions of their employment relating to termination and termination payments. These employment letters provide that each named executive officer is employed “at will” and may be terminated at any time and for whatever reason by either us or him.

Ron Wainshal’s employment letter provides that if we terminate him without “cause” or he terminates his employment for “good reason” (as such terms are defined in the letter), we will pay him an amount equal to one-half of his base salary at the time of the termination plus US$200,000. Mr. Wainshal agreed not to compete with us during his employment, and, if we terminate his employment with “cause” or he terminates his employment other than for “good reason,” he must not compete with us for six months after termination as to any aircraft leasing and/or aircraft finance business. Mr. Wainshal has also agreed that, through the end of the one year period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company or hire any employee or independent contractor who has left the employment or other service of the Company within the one year period following Mr. Wainshal’s termination of employment. Pursuant to Mr. Wainshal’s restricted share agreement, if we terminate his employment without “cause” or, in the case of his initial share grant if he terminates his employment for “good reason”, 50% of the restricted shares that are unvested as of the date of termination (if any) will immediately vest, and if such a termination occurs within 12 months following a change in control of the Company (as defined in the Plan), all of the restricted shares that are unvested as of the termination will immediately vest.

Michael Inglese’s employment letter provides that if we terminate him without “cause” or he terminates his employment for “good reason” (as such terms are defined in the letter), we will pay him an amount equal to his base salary at the time of the termination. Mr. Inglese also agreed not to compete with us during his employment, and, if we terminate his employment with “cause” or he terminates his employment other than for “good reason,” he must not compete with us for six months after termination. Mr. Inglese has also agreed that through the end of the six-month period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company. Pursuant to Mr. Inglese’s restricted share agreement, if we terminate his employment without “cause” or, in the case of his initial share grant if he terminates his employment for “good reason,” the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if a termination without “cause” occurs within 12 months following a change in control of the Company (as defined in the Plan), all of the restricted shares that are unvested as of the termination will immediately vest.

Michael Platt’s employment letter provides that if we terminate him without “cause” or he terminates his employment for “good reason” (as such terms are defined in the letter) prior to January 15, 2009, we will pay him US$750,000. Mr. Platt agreed not to compete with us during his employment, and, if we terminate his employment with “cause” or he terminates his employment other than for “good reason,” he must not compete with us for six months after termination. Mr. Platt has also agreed that through the end of the six-month period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company. Pursuant to Mr. Platt’s restricted share agreement, if we terminate his employment without “cause” or, in the case of his initial share grant if he terminates his employment for “good reason,” the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if a termination without “cause” occurs within 12 months following a change in control of the Company (as defined in the Plan), all of the restricted shares that are unvested as of the termination will immediately vest.

David Walton’s employment letter provides that, if we terminate him without “cause” (as defined in the letter agreement) prior to December 31, 2007, we will pay him an amount equal to his base salary. Mr. Walton agreed not to compete with us during his employment, and, if we terminate his employment with “cause” or he terminates his employment for any reason, he must not compete with us for three months after termination as to any aircraft leasing and/or aircraft finance business. Mr. Walton has also agreed that through the end of the one year period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company or hire any employee or independent contractor who has left the employment or other service of the Company within the one year period following Mr. Walton’s termination of employment. Pursuant to Mr. Walton’s restricted share agreement, if we terminate his employment without “cause” (as defined in the Plan), the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if such a termination occurs within 12 months following a change in control of the Company (as defined in the Plan), all of the restricted shares that are unvested as of the termination will immediately vest.

Joseph Schreiner’s employment letter provides that he will not compete with us during his employment, and, if we terminate his employment with “cause” (as defined in the letter agreement) or he terminates his employment for any reason, he must not compete with us for six months after termination as to any aircraft leasing and/or aircraft finance business. Mr. Schreiner has also agreed that through the end of the one year period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company or hire any employee or independent contractor who has left the employment or other service of the Company within the one year period following Mr. Schreiner’s termination of employment. In accordance with the restricted share agreement, if we terminate his employment without “cause” (as defined in the Plan), the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if such a termination occurs within 12 months following a change in control of the Company (as defined in the Plan), all of the restricted shares that are unvested as of the termination will immediately vest.

Equity Compensation Plan Information

The table below sets forth certain information as of December 31, 2008, the last day of the fiscal year, for (i) all equity compensation plans previously approved by our shareholders and (ii) all equity compensation plans not previously approved by our shareholders.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of outstanding	exercise price of	plans
	options, warrants	outstanding options,	(excluding securities
Plan Category	and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	—	—	2,601,230
Equity compensation plans not approved by security holders	—	—	—

Total			2,601,230

Under the terms of our Plan, the number of shares available for future issuance under the Plan will increase annually each January 1st by 100,000 shares through to and including, January 1, 2016; accordingly, the number of shares available for future issuance automatically increased by 100,000 shares on January 1, 2009.

Compensation Committee Interlocks And Insider Participation

Compensation decisions pertaining to executive officer compensation made prior to the completion of our initial public offering in August 2006, were made by the chairman of our Board, Wesley R. Edens. We have entered into certain transactions with Fortress as described in “Certain Relationships and Related Party Transactions”.

Since our initial public offering in August 2006, all compensation decisions pertaining to executive officers were made by the Compensation Committee, which is comprised of John Z. Kukral as chair, Ronald W. Allen and Douglas A. Hacker. Each Compensation Committee member is an Independent Director.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is comprised of three Independent Directors, operates pursuant to a written charter, which was adopted in August 2006 and which is available at http://www.aircastle.com under “Investors – Corporate Governance”.

The Compensation Committee is primarily responsible for reviewing, approving and overseeing the Company’s compensation plans and practices, and works with management to establish the Company’s executive compensation philosophy and programs. The members of the Committee at the end of the 2008 fiscal year were John Z. Kukral (Chair), Ronald W. Allen and Douglas A. Hacker.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

John Z. Kukral, Chair
Ronald W. Allen
Douglas A. Hacker

AUDIT COMMITTEE REPORT

The Audit Committee of the Board which is comprised of three Independent Directors operates pursuant to a written charter, which was adopted in August 2006 and which is available at http://www.aircastle.com under “Investors-Corporate Governance”.

The Audit Committee reviewed Aircastle’s audited consolidated financial statements as of and for the year ended December 31, 2008 and discussed these financial statements with Aircastle’s management, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures in the financial statements. Aircastle’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Aircastle’s financial statements in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report on their audit of the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed with Ernst & Young LLP the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and other matters the Committee deemed appropriate.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with Ernst & Young its independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Aircastle is compatible with maintaining such auditors’ independence.

Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to Aircastle’s Board of Directors that the audited financial statements be included in Aircastle’s Annual Report on Form 10-K for the year ended December 31, 2008. In addition, the Audit Committee has also recommended, subject to shareholder approval, the appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2009.

Respectfully submitted,

The Audit Committee

Ronald L. Merriman, Chair
Ronald W. Allen
Douglas A. Hacker

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of material provisions of certain transactions we have entered into with our executive officers, directors or 5% or greater shareholders. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Shareholders Agreement

Upon the completion of our initial public offering, we entered into an Amended and Restated Shareholders Agreement, or the Shareholders Agreement, with Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) LP, Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, Fortress Investment Fund III (Coinvestment Fund D) L.P., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd. and Drawbridge Global Macro Master Fund Ltd., which we refer to, collectively, as the Initial Shareholders.

As discussed further below, the Shareholders Agreement provides certain rights to the Initial Shareholders with respect to the designation of directors for election to our Board as well as registration rights for certain of our securities owned by them.

The Shareholders Agreement provides that the Initial Shareholders and their respective affiliates and permitted transferees will vote or cause to be voted all of our voting shares beneficially owned by each and to take all other reasonably necessary action so that no amendment is made to the Company’s Memorandum of Association or Bye-laws in effect as of the date of the Shareholders Agreement that would add restrictions to the transferability of our shares by an Initial Shareholder or its permitted transferee which are beyond those provided for in our Memorandum of Association, Bye-laws, the Shareholders Agreement or applicable securities laws, or that nullify the rights set out in the Shareholders Agreement of any Initial Shareholder or their permitted transferee unless such amendment is approved by such shareholder.

Designation and Election of Directors

The Shareholders Agreement requires that the Initial Shareholders and their respective affiliates and permitted transferees vote or cause to be voted all of our voting shares beneficially owned by each and to take all other reasonably necessary action so as to elect to our Board so long as the Initial Shareholders beneficially own (i) more than 50% of the voting power of the Company, four directors (or, if the Board consists of eight directors, five directors) designated by FIG Advisors LLC, an affiliate of Fortress, which we refer to as FIG Advisors, or such other party designated by Fortress; (ii) between 25% and 50% of the voting power of the Company, three directors designated by FIG Advisors; (iii) between 10% and 25% of the voting power of the Company, two directors designated by FIG Advisors; and (iv) between 5% and 10% of the voting power of the Company, one director designated by FIG Advisors. The Initial Shareholders also agree to vote their shares or otherwise take all necessary action to cause (1) the removal, with or without cause, of any director previously nominated by FIG Advisors upon notice from FIG Advisors of its desire to remove such a director and (2) in the event a designee of FIG Advisors ceases to serve as a director during his term in office, the filling of such vacancy with an individual designated by FIG Advisors.

In accordance with the Shareholders Agreement, FIG Advisors designated Wesley R. Edens, Joseph P. Adams, Jr., Peter V. Ueberroth and John Z. Kukral for election to our Board. If at any time the number of our directors entitled to be designated by FIG Advisors to the Shareholders Agreement shall decrease, within ten days thereafter, FIG Advisors shall cause the appropriate number of directors to resign and any such vacancy shall be filled by a majority vote of our Board. In connection with our follow-on public offering completed in October 2007, certain funds managed by affiliates of Fortress also sold 11,000,000 secondary common shares, as a result of which the Initial Shareholders and their respective affiliates ceased to own more than 50% of the voting power of the Company and the number of our directors entitled to be designated by FIG Advisors decreased from four to three directors. In connection with this offering, a special committee of our Board, comprised solely of Independent Directors, waived the requirement under our Shareholders Agreement that FIG Advisors cause one of the directors designated by it to resign from our Board. The special committee concluded that waiving such requirement under the Shareholders Agreement and continuing the current composition of our board, with a majority of Independent Directors, was in the best interests of our shareholders.

Registration Rights

Demand Rights.  We have granted to the Initial Shareholders, for so long as such shareholders collectively and beneficially own an amount of our Common Shares (whether owned at the time of this offering or subsequently acquired) at least equal to 5% or more of our Common Shares issued and outstanding immediately after the consummation of our initial public offering (a “Registrable Amount”), “demand” registration rights that allow them at any time after six months following the consummation of such offering to request that we register under the Securities Act an amount equal to or greater than 5% of our Common Shares that they own. Each of the Initial Shareholders is entitled to an aggregate of two demand registrations, which can be a shelf registration. We are also not required to effect any demand registration within six months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights and which included at least 50% of the securities requested by the requestor to be included. We are not obligated to grant a request for a demand registration within four months of any other demand registration, and may refuse a request for demand registration if, in our reasonable judgment, it is not feasible for us to proceed with the registration because of the unavailability of audited financial statements.

Piggyback Rights.  For so long as they beneficially own an amount of our Common Shares at least equal to 1% of our Common Shares issued and outstanding immediately after the consummation of our initial public offering, the Initial Shareholders also have “piggyback” registration rights that allow them to include the Common Shares that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other shareholders that have registration rights. The “piggyback” registration rights of these shareholders are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Shelf Registration.  We have granted each of the Initial Shareholders or any of their respective transferees, for so long as they beneficially own a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our Common Shares to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our shareholders. In addition, the Initial Shareholders may elect to participate in such shelf registrations within ten days after notice of the registration is given.

Indemnification; Expenses.  We have agreed to indemnify each of the Initial Shareholders against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell our common shares, unless such liability arose from such shareholder’s misstatement or omission, and each such shareholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incidental to our performance under the Shareholders Agreement, and the Initial Shareholders will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their Common Shares under the Shareholders Agreement.

Other Transactions

In May 2006, two of our operating subsidiaries entered into service agreements to provide certain leasing, remarketing, administrative and technical services to a Fortress affiliate with respect to four aircraft owned by the Fortress affiliate and leased to third parties. As of December 31, 2008, we had earned

US$117,000 in fees due from the Fortress affiliate. Total fees paid to us for the year ended December 31, 2008 was US$117,000. Our responsibilities include remarketing the aircraft for lease or sale, invoicing the lessees for expenses and rental payments, reviewing maintenance reserves, reviewing the credit of lessees, arranging for the periodic inspection of the aircraft and securing the return of the aircraft when necessary. The agreements also provide that the Fortress affiliate will pay us 3.0% of the collected rentals with respect to leases of the aircraft, plus expenses incurred during the service period, and will pay us 2.5% of the gross sales proceeds from the sale of any of the aircraft, plus expenses incurred during the service period. We believe that the scope of services and fees under these service agreements were concluded on an arms-length basis. In May 2007, we sold two aircraft owned by a Fortress affiliate and the Fortress affiliate paid us a fee in the amount of US$403,000 for the remarketing of these two aircraft. The service agreements have an initial term which expires on December 31, 2008, but will continue thereafter unless one party terminates the agreement by providing the other with advance written notice. As of December 31, 2008, we had a US$58,000 receivable from Fortress.

For the year ended December 31, 2008, the Company paid US$552,000 for legal fees related to the establishment and financing activities of our Bermuda subsidiaries, and, for the year ended December 31, 2008, the Company paid US$156,000 for Bermuda corporate services related to our Bermuda companies to a law firm and a corporate secretarial services provider affiliated with a Bermuda resident director serving on certain of our subsidiaries’ boards of directors. The Bermuda resident director serves as an outside director of these subsidiaries.

Other Investment Activities of our Principal Shareholders

Fortress and their affiliates and funds engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from, and may from time to time conflict with, ours. Fortress and certain of their affiliates are, or sponsor, advise or act as investment manager to, investment funds, portfolio companies of private equity investment funds and other persons or entities that have investment objectives that may overlap with ours and that may, therefore, compete with us for investment opportunities.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

In April 2007, our Board adopted a Policy and Procedures with Respect to Related Person Transactions, which we refer to as our Related Person Policy. Pursuant to the terms of the Related Person Policy, the Audit Committee must review and approve in advance any related party transaction, other than those that are pre-approved pursuant to pre-approval guidelines or rules that may be established by the Audit Committee to cover specific categories of transactions, including the guidelines described below. All Related Persons (defined below) are required to report to our legal department any such related person transaction prior to its completion and the legal department will determine whether it should be submitted to the Audit Committee for consideration.

Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds US$120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

A “Related Person”, as defined in our Related Person Policy, means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

PROXY ITEM NO. 2 –
THE REDUCTION OF OUR SHARE PREMIUM ACCOUNT BY
TRANSFERRING US$1 BILLION TO OUR CONTRIBUTED SURPLUS ACCOUNT
(Item 2 on Proxy Card)

Under Bermuda law, when a company issues shares, the aggregate amount paid in par value of the issued shares comprises the company’s share capital account. When shares are issued at a “premium,” that is, where the aggregate amount paid for each share exceeds the par value of the share, the amount paid in excess of the par value must be allocated to a capital account called the “share premium account.” The Companies Act 1981 of Bermuda (the “Act”) requires shareholder approval prior to any reduction of our share capital or share premium accounts. Bermuda law also provides that we maintain a contributed surplus account, to which we must allocate, among other things, shareholder capital which is unrelated to any share subscription and which is reduced to the extent that our dividends or distributions exceed our net income. These “accounts” are figures we record in our books and records and do not represent cash on deposit.

In July 2006, our board of directors and shareholders approved a transfer of US$401,367,230 from our share premium account to our contributed surplus account. The capital accounts reflected in our books and records are shown in the table below as of December 31, 2008 and pro forma, assuming this Item 2 is approved by shareholders:

	Amount as of
	December 31,	Pro Forma Amount
	2008	Assuming Approval
Account	(US$)	(US$)

Share Capital	786,203	786,203
Share Premium	1,073,087,387	73,087,387
Contributed Surplus	401,367,230	1, 401,367,230

We currently have a high share premium account due to the significant difference between the US$0.01 per share par value of our Common Shares and the amounts paid for those shares in previous Common Share offerings of the Company.

Under Bermuda law, we may not declare or pay dividends or make distributions from our contributed surplus if there are reasonable grounds for believing either that we are, or would be after the payment, unable to pay our liabilities as they become due, or that the realizable value of our assets would thereby be less than the sum of our liabilities, our issued share capital (par value) and our share premium accounts. A high share premium account could, therefore, restrict our ability to declare and pay dividends in the future. In order to maintain flexibility for the Company to pay dividends to shareholders, the Board has determined that it is in the best interest of the Company to reduce the share premium account to US$73,087,387 and allocate US$1 billion to the Company’s contributed surplus account. This reduction of our share premium account and allocation to contributed surplus requires the approval of our shareholders to be effective. Distributions to shareholders from contributed surplus, however, may be approved and made by the Board in future without any need for shareholder approval.

Assuming our shareholders give the required approval, the reallocation will be effective as of the date of the approval and the reallocated capital will remain part of our capital structure available for the benefit of our creditors and shareholders. Future dividends and distributions may then be made by the Board of Directors within the limits prescribed by Bermuda law, without restriction for the value of the historical share premium account.

Any determination to pay future dividends will be at the discretion of the Board and will depend on many factors, including the difficulty we may experience in raising capital in a market that has been disrupted significantly and our ability to finance our aircraft acquisition commitments, including pre-delivery payment obligations, our ability to negotiate favorable lease and other contractual terms, the level of demand for our aircraft, the economic condition of the commercial aviation industry generally, the financial condition and liquidity of our lessees, the lease rates we are able to charge and realize, our leasing costs, unexpected or increased expenses, the level and timing of capital expenditures, principal repayments and other capital needs, the value of our aircraft portfolio, our compliance with loan to value, debt service coverage, interest rate coverage and other financial tests in our credit facilities, our results of operations, financial condition and liquidity, general business conditions, restrictions imposed by our securitizations or other financing arrangements, legal restrictions on the payment of dividends, including a statutory dividend test and other limitations imposed under Bermuda Law, and other factors that the Board deems relevant.

The Board recommends that shareholders vote FOR the reduction of our share premium account by transferring US$1 billion to our contributed surplus account.

PROPOSAL NUMBER THREE
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (WHICH
CONSTITUTES THE AUDITOR FOR PURPOSES OF BERMUDA LAW) AND TO AUTHORIZE THE DIRECTORS OF AIRCASTLE LIMITED, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM’S FEES.
(Item 3 on Proxy Card)

The Audit Committee Charter, as well as Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3(b)(2) under the Securities Exchange Act of 1934 and the related NYSE listing standards, each require that the audit committee shall be directly responsible for the appointment and retention of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the listed issuer. In accordance with these requirements, the Audit Committee and the Board recommend that the shareholders appoint the firm of Ernst & Young LLP, independent registered public accounting firm (“E&Y”) (which constitutes the auditor for the purpose of Bermuda law ), to be the Company’s independent registered public accounting firm for fiscal year 2009 and to authorize the directors of the Company, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees. E&Y was also the Company’s independent registered public accounting firm for 2008. Before selecting E&Y, the Audit Committee carefully considered E&Y’s qualifications as the registered public accounting firm for Aircastle. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with E&Y in all of these respects. The committee’s review included inquiry concerning any litigation involving E&Y and any proceedings by the SEC against the firm. In this respect, the committee has concluded that the ability of E&Y to perform services for Aircastle is in no way adversely affected by any such investigation or litigation.

The Audit Committee also oversees the work of E&Y, and E&Y reports directly to the Audit Committee in this regard. The Audit Committee also reviews and approves E&Y’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Aircastle and E&Y. The Audit Committee also reviews and discusses with E&Y their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year. Representatives of E&Y will be available to answer questions at the Annual Meeting and are free to make statements during the Annual Meeting.

The Board recommends that shareholders vote FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2009 and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.

In connection with the audit of the 2008 financial statements, the Company entered into an engagement letter with E&Y which set forth the terms by which E&Y has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following summarizes the fees paid by us to E&Y for professional services rendered in 2008 and 2007:

	2008	2007

Audit Fees(1)	$2,780,000	$3,376,447
Audit-Related Fees(2)	$4,500	$68,000
Tax Fees(3)	$891,000	$712,346
All Other Fees	$2,000	$2,500

1.	Represents fees for the audit of the Company’s consolidated financial statements, the reviews of interim financial statements included in the Company’s Forms 10-Q, audits of subsidiaries required under the terms of certain of our debt agreements, consultations concerning financial accounting and reporting standards, statutory audits, services rendered relating to the Company’s public offerings and the audit of our internal control over financial reporting.

2.	Represents fees for attestation services to Irish benefits plan trustees report in 2008. Represents fees for attestation services related to Irish withholding tax certificates in 2007.

3.	Represents fees related primarily to assistance with tax compliance matters, including international, federal and state tax returns preparation and consultations regarding tax matters.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all services performed by the Company’s independent registered public accounting firm and related fee arrangements. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated, and the related fees, to be rendered by these firms during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee Pursuant to the Sarbanes-Oxley Act of 2002. The fees and services provided as noted in the tables above were authorized and approved by the Audit Committee.

Of the fees set forth in the table above, none of the “Audit Related Fees”, none of the “Tax Fees” and none of the “All Other Fees” were approved by the Audit Committee pursuant to SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X. This rule provides that the pre-approval requirement is waived, with respect to fees for services other than audit, review or attest services, if the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to E&Y during the fiscal year in which the services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement arise at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, or assert or defend legal claims, or in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it.

SHAREHOLDER PROPOSALS

The Company welcomes comments or suggestions from its shareholders. Under SEC rules, if a shareholder wishes to submit a proposal to be considered for inclusion in our proxy statement for the 2010 Annual General Meeting of Shareholders, the Company must receive the proposal in writing on or before December 4, 2009. Such proposals should comply with SEC rule 14a-8 and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

If a shareholder wishes to submit a proposal for business to be brought before the 2010 Annual General Meeting of Shareholders outside of SEC rule 14a-8, including with respect to shareholder nominations of directors, notice of such matter must be received by the Company, in accordance with the provisions of the Company’s Bye-laws, no earlier than          , 2010 and no later than          , 2010. Notice of any such proposal also must include the information specified in our Bye-laws and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. In order for a proposal to be considered “timely” for purposes of Rule 14a-4(c), such proposal must be received no later than          , 2010. In addition to our Bye-laws, please see page 10 of this proxy statement for a description of the procedures to be followed by a shareholder who wishes to recommend a director candidate to the Nominating and Corporate Governance Committee for its consideration.

Additionally, under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. A copy of our Annual Report on Form 10-K will also be furnished without charge upon written request to Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford

Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel, and can also be accessed through our website at www.aircastle.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to: Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON          , 2009

The proxy statement and annual report are available at www.aircastle.com/investors.

GENERAL

The Company will pay the costs of preparing, assembling and mailing this proxy statement and the costs relating to the Annual Meeting. In addition to the solicitation of proxies by mail, the Company intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for such solicitation.

If you received a paper copy of this proxy statement, please complete, sign, and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. The enclosed proxy card can be revoked at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

By Order of the Board of Directors,

David R. Walton
Chief Operating Officer,
General Counsel and Secretary

AIRCASTLE LIMITED
PROXY FOR ANNUAL GENERAL MEETING
            , 2009
THIS PROXY IS SOLICITED ON BEHALF OF
AIRCASTLE LIMITED’S BOARD OF DIRECTORS
     The undersigned hereby appoints Joseph P. Adams, Jr., Ron Wainshal and David R. Walton, and each of them, proxies for the undersigned, with full power of substitution, to vote all Common Shares of Aircastle Limited of which the undersigned may be entitled to vote at the Annual General Meeting of Aircastle Limited in Stamford, CT, on Wednesday,           , 2009 at 10:00AM, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.
YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued and to be signed on other side)

AIRCASTLE LIMITED
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

[THE COMPANY LOGO]
Aircastle Limited
     , 2009
Your proxy card is attached below.
Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.
* FOLD AND DETACH HERE *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Items 1 AND 2.
Vote on Directors
1. Election of Directors: Nominees Wesley R. Edens and Peter V. Ueberroth

FOR all nominees [ ]	WITHHOLD AUTHORITY [ ]	FOR all nominees,
	to vote for all nominees	EXCEPT [ ]
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR all nominees, EXCEPT” box and write that nominee’s name in the space provided below.)
*Exceptions
Vote on Proposal
2.	The reduction of our share premium account by transferring US$1 billion to our contributed surplus account;
FOR [  ]                AGAINST [  ]                 ABSTAIN [  ]
3.	Appoint Ernst & Young, LLP as the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) to audit the Company’s financial statements for 2009 and authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.
FOR [  ]                AGAINST [  ]                 ABSTAIN [  ]
If other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Change of Address and/	I PLAN TO ATTEND ANNUAL MEETING. If you
or Comments Mark Here [ ]	check this box to the right an admission
ticket will be sent to you. [ ]
Receipt is hereby acknowledged of Aircastle Limited Notice of Meeting and Proxy Statement.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.
Dated:                                                             , 2009

Signature

Signature

(Please sign, date and return this	Votes MUST be indicated
proxy card in the enclosed envelope.)	in black or blue ink. [x ]